As filed with the Securities and Exchange Commission on March 5, 2004
                 Registration Statement No. 333-________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 ESSXSPORT CORP.
             (Exact name of Registrant as specified in its Charter)


            Nevada                                     33-0198542
--------------------------------           ------------------------------------
  (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization


        9812-14 Glenoaks Blvd.
        Sun Valley, California                                     91352
----------------------------------------                         ----------
(Address of principal executive offices)                         (Zip Code)


                              --------------------

                                 ESSXSPORT CORP.
          2004 Professional/Employee/Consultant Stock Compensation Plan
                            (Full title of the plan)

                              --------------------

                                 Bruce Caldwell
                             9812-14 Glenoaks Blvd.
                          Sun Valley, California 91352
                                 (817) 285-2886
            (Name, address and telephone number of agent for service)

                              --------------------


                         CALCULATION OF REGISTRATION FEE

     Title of Each             Amount to be          Proposed Maximum        Proposed Maximum           Amount of
        Class of              Registered(1)           Offering Price            Aggregate            Registration Fee
    Securities to be                                   Per Share(2)            Offering(2)
       Registered
   -----------------          -------------          ---------------         ----------------        ----------------
      Common Stock              40,000,000                $0.02                  $800,000                 $101.36

---------------

(1) Pursuant to Rule 416, shares issuable as a result of any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder.

(2) Estimated solely for the purpose of determining the registration fee. Pursuant to Rule 457(c) and 457(h)(1), the offering price and registration fee are computed on the basis of the average of the high and low price of the common stock on the OTC Electronic Bulletin Board on March 2, 2004.

                                EXPLANATORY NOTE

Professionals, employees or consultants who may be issued securities under the plan will not be associated, either directly or indirectly, in any transaction relating to capital raising.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           PLAN INFORMATION

         Plan Information omitted as permitted.


Item 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not Applicable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference in this Registration Statement the following documents previously filed by the Company with the Securities and Exchange Commission:

         (1) The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended November 30, 2003.

         (2) The Company's Annual Report on Form 10-KSB for the fiscal year ended August 31, 2003.

         (3) The description of the Company's Common Stock contained in the Registration Statement on Form 10-SB/A filed by the Company with the Securities and Exchange Commission on April 1, 2002, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.           DESCRIPTION OF SECURITIES.

         Not applicable.


Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


Item 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 78.750 and 78.751 of the Nevada Revised Statutes provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Certificate of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law. The effect of such provisions is to indemnify, to the fullest extent permitted by law, the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company. The Company may also purchase directors and officers liability insurance.


Item 7.           EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


Item 8.           EXHIBITS.

         The  following  documents  are filed as exhibits  to this  Registration
Statement:

         4.5      2004 Professional/Employee/Consultant Stock Compensation Plan

         5.1      Opinion of William B. Barnett, Esq.

         23.1     Consent  of  Weaver  and  Tidwell,  L.L.P.,  Certified  Public
                  Accountants.

         23.2 Consent of William B. Barnett, Esq. (included in the opinion filed herewith as Exhibit 5.1)

Item 9.           UNDERTAKINGS.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or charged material information on the plan of distribution;

                  (2) For determining liability under the Securities Act of 1933, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof; and

                  (3)      File  a  post-effective   amendment  to  remove  from
                           registration any of the securities that remain unsold at the end of the offering.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 3, 2004.


                                            ESSXSPORT CORP.


                                            By: /s/ Bruce Caldwell
                                                -------------------------------
                                                Bruce Caldwell
                                                President


DATE                      SIGNATURE                                         TITLE
March 3, 2004             /s/ Bruce Caldwell                                President, and Chief Financial Officer
                          -----------------------------                     and Director
                          Bruce Caldwell


March 3, 2004             /s/ Bonnie Caldwell                               Secretary and Director
                          -----------------------------
                          Bonnie Caldwell


March __, 2004                                                              Chairman of the Board of Directors
                          -----------------------------
                          Dato'Sri Ram Sarma


March 3, 2004             /s/ Earl Bell                                     Director
                          -----------------------------
                          Earl Bell


March __, 2004                                                              Director
                          -----------------------------
                          A. Chandrakumanan


March 3, 2004             /s/ Rick Foster                                   Director
                          -----------------------------
                          Rick Foster


March __, 2004                                                              Director
                          -----------------------------
                          Alberto Caberlotto

                                INDEX TO EXHIBITS

         Exhibit
         Number            Exhibit
         -------           -------

         4.5               2004 Professional/Employee/Consultant Stock
                           Compensation Plan

         5.1               Opinion of William B. Barnett, Esq.

         23.1              Consent of Weaver and Tidwell, L.L.P.

         23.2 Consent of William B. Barnett, Esq. (included in the opinion filed herewith as Exhibit 5.1)